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                                                          EXHIBIT 21


                SUBSIDIARIES OF BANYAN MORTGAGE INVESTMENT FUND




Name of Subsidiary                               State of
                                               Organization
BMIF Merger Corp.                                Illinois
BMIF Merger Partnership                          Illinois
BMIF Monterey County Corp.                       Illinois
BMIF Monterey County Limited Partnership         Illinois
BMIF Rancho Malibu II Corp.                      Illinois
BMIF Virginia Management Corp.                   Illinois
BMIF/BSLFII Rancho Malibu Limited Partnership    Illinois
VMIF 248 Buckeye Wilshire Corp.                  Delaware
VMIF 9025 Wilshire Corp.                         Illinois
VMIF Acton Corp. N/K/A BMIF Merger II Corp.      Illinois
VMIF/Anden Southbridge Venture                   Illinois
VMIF/Anden Wayside Venture                       Illinois
VMIF Charles County Corp.                        Delaware
VMIF Charles County L.P.                         Illinois
VMIF Charles County Venture                      Illinois
VMIF Oakridge Corp.                              Illinois
VMIF Rancho Malibu Corp.                         Illinois
VMIF Southbridge Corp.                           Delaware
VMIF Southbridge L.P.                            Illinois
VMIF Wayside L.P.                                Illinois
VMIF Wayside Corp.                               Illinois
VST/VMIF Oakridge Partnership                    Illinois